UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 5, 2010



                           Regal Life Concepts, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


     Nevada                333-134536                 Pending
----------------           ----------------           ------------------
(State or other            (Commission                (IRS Employer
jurisdiction of            File Number)               Identification No.)
incorporation)

3723 E. Maffeo Road
Phoenix, Arizona, USA                                 85050
---------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:516-659-6677
                                                 --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective February 5, 2010, we have appointed Mr. Parrish Medley as a director and Principal Financial Officer of the Company in place of Mr. Xiao Wen Guan, who will remain as a Board Advisor to the Company and continue his oversight of the Company's investment in the Chinese wine industry. This appointment is effective until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

There are no family relationships between Mr. Medley and any of our members of the Board of Directors or executive officers.

Mr. Medley has over twenty years experience in the securities and investment banking industry with service as a manager and financial consultant for numerous registered broker/dealers, including Bear Stearns & Co. Since 1997, Mr. Medley has worked as a venture capitalist and a private money manager. From 1990 to 1997, Mr. Medley founded and grew Palm Beach Tan, Inc., into a multi-chain business before selling it to a group of private investors. In 2004 Parrish Medley and Carlo Mondavi, founded Davi Skin where Mr. Medley acted as President, CEO till November 2006. Mr. Medley graduated from Southern Methodist University in 1986 with a Bachelors degree in Business Administration.

Mr. Medley has not had any other material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Mr. Medley.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Regal Life Concepts, Inc.
                                      a Nevada corporation

                                             /s/  Eric Wildstein
                                      By:____________________________
                                            Eric Wildstein, Director